UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2021

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	001-39590	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1330 Avenue of the Americas

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(212) 672-0055

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 9, 2021, fuboTV Inc. (the “Company” or “fuboTV”) announced its financial results for the three and nine months ended September 30, 2021. The full text of the shareholder letter and press release issued in connection with the announcement are furnished as Exhibit 99.1 and 99.2, respectively, to this report.

The information in Item 2.02, including the information contained in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of the Company’s common stock to be issued as consideration for the Acquisition will be issued pursuant to the exemptions from registration found in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D and Regulation S promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On November 9, 2021, the Company issued a press release announcing its entry into the Put Option Agreement (as defined below). The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.3 to this report.

Item 8.01	Other Events.

On November 9, 2021, the Company entered into a Put Option Agreement (the “Put Option Agreement”) with certain holders (the “Beneficiaries”) of the capital stock of Molotov SAS, a Société Par Actions Simplifiée organized under the laws of France (“Molotov”), pursuant to which the Company has committed to acquire, subject to the terms and conditions of a Share Purchase Agreement (the “SPA”), all of the capital stock of Molotov from the holders thereof (the “Sellers”) for consideration of €164,300,000 (approximately $190 million using the foreign currency exchange rate as of November 8, 2021), subject to certain adjustments (as adjusted, the “Purchase Price”), payable with a combination of shares of the Company’s common stock, par value $0.0001 per share, and cash to certain shareholders (the “Acquisition”) of which at least 85% is expected to be paid with shares of the Company’s common stock.

Under the Put Option Agreement, following completion of the consultation processes with the Molotov Works Councils (as defined in the Put Option Agreement) and subject to certain termination rights described below, the Company irrevocably undertakes (the “Offer”) to execute and deliver the SPA (together with any exhibits and schedules thereto) concurrently with the execution and delivery by the Sellers on the date and location set forth in the put option exercise notice, as is further described in the Put Option Agreement. The Offer may be exercised by a representative acting on behalf of the Sellers at any time from the date of the Put Option Agreement until the earlier of (1) five business days following the delivery by the Molotov Works Council of its written opinion regarding the Acquisition as long as all of the Beneficiaries shall have the agreement of all the Sellers to the Acquisition prior to the delivery of such written opinion, (2) 35 days following the delivery by the Molotov Works Council of its written opinion regarding the Acquisition if the Beneficiaries did not secure the agreement of the Sellers referenced in (1) above and (3) the three-month anniversary of the Put Option Agreement (the “Expiration Date”).

Pursuant to the Put Option Agreement, the Sellers agree to cause Molotov to operate in the ordinary course of business and refrain from taking certain actions until the earlier of the execution date of the SPA or the Expiration Date. The obligations of the Company under the Put Option Agreement may be terminated upon the occurrence of certain events, including certain breaches of representations and warranties made by the Sellers under the Put Option Agreement and the occurrence of a Company Material Adverse Effect (as defined in the Put Option Agreement).

As set forth in the Put Option Agreement, the Company has an exclusivity period extending from the date of the Put Option Agreement to the earlier of (1) the execution of the SPA, (2) the termination of the Put Option Agreement or (3) the three-month anniversary of the date of the Put Option Agreement. During such exclusivity period, the Sellers and their representatives shall not, or solicit any third party, directly or indirectly, to (1) initiate, enter into or continue any discussions or negotiations with third parties, (2) provide any information or documents in respect of Molotov or any part of its business or (3) enter into any contract, with any person other than the Company and its affiliates, for the acquisition of all or part of the shares or the business of Molotov, or another business combination transaction involving Molotov.

The SPA provides for the Sellers to make customary representations and warranties regarding Molotov related to its organization, ownership and operations. The SPA further provides for the Sellers to indemnify the Company, subject to certain agreed deductions, exceptions and limitations set forth in the SPA, in connection with breaches of the representations, warranties and covenants set forth in the SPA and certain other specified matters. The Company has obtained a representation and warranty insurance policy under which the Company may seek coverage for breaches of representations, warranties and covenants of the Sellers under the SPA, subject to the retention, limitations and limits set forth therein.

The Company has agreed to file a registration statement on Form S-3 within two business days of the closing of the Acquisition to register the resale of the shares of the Company’s common stock received by the Sellers as consideration for the Acquisition.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Letter to Shareholders, dated November 9, 2021.
99.2	Press Release of the Company, dated November 9, 2021, regarding financial results for the three and nine months ended September 30, 2021.
99.3	Press Release of the Company, dated November 9, 2021, regarding Put Option Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUBOTV INC.

Date: November 9, 2021	By:	/s/ David Gandler
David Gandler
Chief Executive Officer